Exhibit 13.1 Certification by the Principal Executive and Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Neal Menashe, Chief Executive Officer of Super Group (SGHC) Limited (the “Company”), and Alinda Van Wyk, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge: (1) The Company’s Annual Report on Form 20-F for the year ended December 31, 2025, to which this Certification is attached as Exhibit 13.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Date: April 17, 2026 /s/ Neal Menashe Name: Neal Menashe Title: Chief Executive Officer (Principal Executive Officer) /s/ Alinda Van Wyk Name: Alinda Van Wyk Title: Chief Financial Officer (Principal Financial Officer)